CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated March 19, 2026, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Bakkt, Inc. on Form 10-K for the year ended December 31, 2025. We consent to the incorporation by reference of said reports in the Registration Statements of Bakkt, Inc. on Forms S-3 (File No. 333-288361, 333-271438, 333-271362, and 333-261034) and on Forms S-8 (File No. 333-261768, 333-280724, 333-275869, 333-291416, 333-288392, and 333-286645).

/s/ GRANT THORNTON LLP
Atlanta, Georgia
March 19, 2026